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                                                                     EXHIBIT 5.1




                                January 23, 1995



(310) 552-8500
                                                                   C 00053-00965
H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California 91706

                 Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $500,000,000 of unsecured senior and subordinated debt securities (the "Securities"). We have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by you in connection with the authorization, issuance and sale of the Securities. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

                 Subject to (i) the proposed additional proceedings being taken as now contemplated by us as your counsel prior to the issuance of any of the Securities, (ii) the terms of the Securities being otherwise in compliance with then applicable law, (iii) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, (iv) the due authorization, execution and delivery of the Indenture pursuant to which the Securities are to be issued, (v) the due execution, authentication, registration and delivery of the certificate or certificates evidencing the Securities, (vi) the appropriate officers and/or directors having taken all necessary action to approve the specific terms of the Securities to be issued, we are of the opinion that the Securities to be issued by you will
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H. F. Ahmanson & Company
January 23, 1995
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be, when issued and paid for in the manner specified by the Registration
Statement and the exhibits thereto, validly issued and binding obligations upon you, subject to the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

                 You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus and the form of Prospectus Supplement.

                                                   Very truly yours,


                                                   GIBSON, DUNN & CRUTCHER